[Execution Copy]







                           Loan and Security Agreement

                                 by and between

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                             RADCO INDUSTRIES, INC.
                                   as Borrower




                             Dated: October 31, 1997

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.        DEFINITIONS................................................  1

SECTION 2.        CREDIT FACILITIES.......................................... 10
         2.1      Loans...................................................... 10
         2.2      Letter of Credit Accommodations............................ 11
         2.3      Availability Reserves...................................... 13

SECTION 3.        INTEREST AND FEES.......................................... 13
         3.1      Interest................................................... 13
         3.2      Closing Fee................................................ 14
         3.3      Servicing Fee.............................................. 14
         3.4      Unused Line Fee............................................ 14

SECTION 4.        CONDITIONS PRECEDENT....................................... 14
         4.1      Conditions Precedent to Initial Loans and Letter of Credit
                  Accommodations............................................. 14
         4.2      Conditions Precedent to All Loans and Letter of Credit
                  Accommodations............................................. 17

SECTION 5.        GRANT OF SECURITY INTEREST................................. 17

SECTION 6.        COLLECTION AND ADMINISTRATION.............................. 18
         6.1      Borrower's Revolving Loan Account.......................... 18
         6.2      Statements................................................. 18
         6.3      Collection of Accounts..................................... 19
         6.4      Payments................................................... 20
         6.5      Authorization to Make Loans................................ 21
         6.6      Use of Proceeds............................................ 21

SECTION 7.        COLLATERAL REPORTING AND COVENANTS......................... 21
         7.1      Collateral Reporting....................................... 21
         7.2      Accounts Covenants......................................... 22
         7.3      Inventory Covenants........................................ 23
         7.4      Equipment Covenants........................................ 24
         7.5      Power of Attorney.......................................... 24
         7.6      Right to Cure.............................................. 25
         7.7      Access to Premises......................................... 25

SECTION 8.        REPRESENTATIONS AND WARRANTIES............................. 26
         8.1      Corporate Existence, Power and Authority; Subsidiaries..... 26
         8.2      Financial Statements; No Material Adverse Change........... 26

                                       (i)

         8.3      Chief Executive Office; Collateral Locations............... 27
         8.4      Priority of Liens; Title to Properties..................... 27
         8.5      Tax Returns................................................ 27
         8.6      Litigation................................................. 27
         8.7      Compliance with Other Agreements and Applicable Law........ 27
         8.8      Employee Benefits.......................................... 28
         8.9      Environmental Compliance................................... 29
         8.10     Bank Accounts.............................................. 30
         8.11     Acquisition of Purchased Assets............................ 30
         8.12     Capitalization............................................. 30
         8.13     Accuracy and Completeness of Information................... 31
         8.14     Survival of Warranties; Cumulative......................... 31

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS......................... 31
         9.1      Maintenance of Existence................................... 31
         9.2      New Collateral Locations................................... 32
         9.3      Compliance with Laws, Regulations, Etc..................... 32
         9.4      Payment of Taxes and Claims................................ 33
         9.5      Insurance.................................................. 33
         9.6      Financial Statements and Other Information................. 34
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc.... 35
         9.8      Encumbrances............................................... 35
         9.9      Indebtedness............................................... 36
         9.10     Loans, Investments, Guarantees, Etc........................ 38
         9.11     Dividends and Redemptions.................................. 38
         9.12     Transactions with Affiliates............................... 39
         9.13     Additional Bank Accounts................................... 39
         9.14     Compliance with ERISA...................................... 40
         9.15     Costs and Expenses......................................... 40
         9.16     Further Assurances......................................... 40

SECTION 10.     EVENTS OF DEFAULT AND REMEDIES............................... 41
         10.1     Events of Default.......................................... 41
         10.2     Remedies................................................... 43

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS
                      AND CONSENTS; GOVERNING LAW............................ 44
         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial
                  Waiver..................................................... 44
         11.2     Waiver of Notices.......................................... 45
         11.3     Amendments and Waivers..................................... 46
         11.4     Waiver of Counterclaims.................................... 46
         11.5     Indemnification............................................ 46

                                      (ii)

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS................................ 46
         12.1      Term...................................................... 46
         12.2      Notices................................................... 48
         12.3      Partial Invalidity........................................ 48
         12.4      Successors................................................ 48
         12.5      Entire Agreement.......................................... 48


                                      (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


     Exhibit A       Information Certificate

     Schedule 6.3    Bank Accounts

     Schedule 8.4    Existing Liens

     Schedule 8.7    Permits

     Schedule 8.8    Pension Matters

     Schedule 8.9    Environmental Matters

     Schedule 9.9    Existing Indebtedness

     Schedule 9.10   Existing Loans, Advances and Guarantees








                                       (i)

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated October 31, 1997 is entered into
by  and  between  Congress  Financial  Corporation,   a  California  corporation
("Lender") and Radco Industries, Inc., a Minnesota corporation ("Borrower").


                              W I T N E S S E T H:


         WHEREAS,   Borrower  has  requested  that  Lender  enter  into  certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION
1.       DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:




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         1.1 "Accounts"  shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Affiliate" shall mean, with respect to a specified person, any other person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person, (b) which beneficially owns or holds five (5%) percent or more of any class of the voting stock or other equity interest of such specified person, or
(c) of which five (5%) percent or more of the voting stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by agreement or otherwise.

         1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or
(iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) to  reflect  outstanding  Letter of Credit  Accommodations  as  provided  in
Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

          1.4  "Blocked  Accounts"  shall have the  meaning set forth in Section
               6.3 hereof.

         1.5 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which Lender is open for the transaction of business.

         1.6 "Change of Control" shall mean the occurrence of any of the following: (a) any Person or Persons (other than a Permitted Holder) acting together which would constitute a "group" (a "Group") for purposes of Section 13(d)(3) of the Securities Exchange Act, together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 of the Securities Exchange Act at least fifty (50%) percent of the aggregate voting power of all classes of Capital



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



Stock of Borrower entitled to vote generally in the election of directors of Borrower or (b) any Person or Group (other than a Permitted Holder), together with any Affiliates thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of Borrower so that such nominees, when added to any existing directors remaining on the Board of Directors of Borrower after such election who is an Affiliate of such Person or Group, shall constitute a majority of the Board of Directors of Borrower.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.8  "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.9 "Consolidated Net Income" shall mean, with respect to Borrower for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary gains and extraordinary non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to Borrower or a wholly-owned Subsidiary of such person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be excluded; (c) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; (d) net income shall exclude interest accruing, but not paid on indebtedness owing to a Subsidiary or parent corporation of Borrower, which is subordinated in right of payment to the payment in full of the Obligations, on terms and conditions acceptable to Lender; and (e) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to Borrower or to any other wholly-owned Subsidiary of Borrower is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, (i) net income excludes any gain and non-cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.10 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Accounts are not unpaid after the lesser of sixty (60) days past the original due date thereof or ninety (90) days from the date of the original invoice for them;

               (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval (except for the right of return given to retail customers in the ordinary course of the business of Borrower in accordance with the then current return policy of Borrower, so long as such policy is no more favorable to the retail customer in any material respect than the policy in effect on the date hereof), or other terms under which payment by the account debtor may be conditional or contingent;

               (e) such Accounts do not constitute the rights of Borrower to payment from any credit card issuer, credit card processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and such Accounts do not constitute the rights of Borrower to payment from any credit card issuer, credit card processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card;

               (f) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

               (g) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (h) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

               (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (j) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (k) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or other Affiliate of Borrower;

               (l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (m) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such account debtor's financial condition;

               (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than the lesser of sixty (60) days past the original due date thereof or ninety (90) days from the date of the original invoice for them, constituting more than fifty (50%) percent of the total Accounts of such account debtor;




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



               (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time in the ordinary course of business to the extent such credit limits are satisfactory to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

               (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined in good faith by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.11 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower, raw materials and work-in-process for such finished goods which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in Borrower's business; (e) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(f) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (j) returned, damaged and/or defective Inventory; (k) returned Inventory that is not held for resale; (l) Inventory to be returned to vendors; (m) Inventory subject to deposits made by a customer for sales of Inventory that has not been delivered to the extent that such Inventory has been identified to be sold to such customer; and (n) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.12 "Environmental Laws" shall mean all Federal, State, Provincial, county, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to workplace health and safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business of Borrower and its facilities (whether or not owned by any of them), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface



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water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

         1.13 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software
(whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.14 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.15 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b) and 414(c) of the Code (and Sections 414(m) or 414(o) of the Code for purposes of provisions relating to Section 412 of the Code).

         1.16 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.17 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to Borrower as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than sixty (60) days past due as of such time.

         1.18 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.19 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.



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         1.20 "Hazardous Materials" any hazardous or toxic substances, materials and wastes,  including,  without limitation,  petroleum,  flammable  explosives,
asbestos,   radioactive  materials,   biological   substances,   polychlorinated
biphenyls, pesticides, herbicides, industrial slag, solvents and/or any other substances, materials or wastes that are or become regulated as hazardous or toxic under any Environmental Law.

         1.21 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.22 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.23 "JBPCO" shall mean J.B. Poindexter & Co., Inc., a Delaware corporation, and its successors and assigns.

         1.24 "Leer" shall mean Leer Acquisition Company, Inc., a Delaware corporation, and its successors and assigns.

         1.25 "Letter of Credit Accommodations" shall mean the letters of credit, acceptances with respect to drafts issued under such letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

         1.26 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.27 "Management Services Agreement" shall mean the Management Services Agreement, dated February 1, 1996, by and between Borrower and Southwestern Holdings, Inc., a Texas corporation, as the same now exists or may hereafter be amended, modified, restated, extended, renewed, restated or replaced.

         1.28 "Maximum Credit" shall mean the amount of $5,000,000.

         1.29 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.30 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

         1.31 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.32 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.33 "Permitted Holder" shall mean John B. Poindexter, his executors, administrators or similar legal representatives, or any Person which is controlled, directly or indirectly by any of the foregoing.

         1.34 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.35 "Plan" shall mean any employee  benefit plan within the meaning of
Section 3(2) of ERISA that is subject to Title IV of ERISA maintained by Borrower or any ERISA Affiliate.

         1.36 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.37 "Purchase Agreements" shall mean, individually and collectively, the Asset Purchase Agreement, dated on or about the date hereof, by and among Borrower, Seller, William J. Avery, Sr. and Sara A. Avery, together with bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that, the term

"Purchase Agreements" as used herein shall not include any of the "Financing Agreements" as such term is defined herein.

         1.38 "Purchased Assets" shall mean all of the assets and properties acquired by Borrower from Seller pursuant to the Purchase Agreements.

         1.39 "Receivables" shall mean all present and future (a) Accounts; (b) rights of Borrower to payment from any credit card issuer, credit card processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card and rights of Borrower to payment from any credit card issuer, credit card process or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card; (c) chattel paper, documents and instruments (i) which evidence or relate to Accounts and Inventory and including documents of title or other documents representing them, or (ii) which evidence or relate to instruments evidencing indebtedness arising pursuant to Accounts or any of the other Collateral; and (d) rights of Borrower to payment arising pursuant to loans, advances or other financial accommodations made or provided by Borrower to any other person.

         1.40 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.41 Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.42 "Seller" shall mean Midwest Truck After Market, Inc., an Oklahoma corporation, and its successors and assigns.

         1.43 "Subsidiary" shall mean any corporation of which fifty (50%) percent or more of the outstanding securities of any class or classes thereof, as to which the holders thereof are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) of such corporation, is now hereafter directly or indirectly (through one or more intermediaries) owned by Borrower and/or any one or more of its Subsidiaries.

         1.44 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.


SECTION 2.     CREDIT FACILITIES

         2.1 Loans.

               (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                     (i) the lesser of (A) eighty (80%) percent of the Net Amount of Eligible Accounts and (B) $1,000,000, plus

                     (ii)  sixty   (60%)   percent  of  the  Value  of  Eligible
Inventory, minus

                     (iii) any Availability Reserves.

               (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined in any material respect or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or
(B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality or mix of the Inventory has deteriorated so as to adversely affect the Value of the Inventory or the ability of Lender to realize thereon. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

               (c) Except in Lender's discretion, (i) the aggregate amount of the Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit and (ii) the aggregate amount of Loans outstanding at any time based on Eligible Inventory consisting of raw materials and work-in-process shall not exceed $100,000. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum

Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.2   Letter of Credit Accommodations.

               (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

               (b) In addition to any charges,  fees or expenses  charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four (4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

               (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of
(A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii) above of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

               (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed
$500,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

               (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation except as a result of the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

               (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

               (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         2.3 Availability Reserves. All Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, Lender may establish and revise Availability Reserves to reflect: (a) amounts due or to become due in respect of sales, use and/or withholding taxes; (b) any rental payments, service charges or other amounts due to lessors of real or personal property to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral or (c) amounts owing by Borrower to credit card issuers or credit card processors.


SECTION 3.     INTEREST AND FEES

         3.1 Interest.

               (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the rate of one and one-quarter (1 1/4%) percent per annum in excess of the Prime Rate, except that, at Lender's option, without notice, Borrower shall pay to Lender interest at the rate of three and one-quarter (3 1/4%) percent per annum in excess of the Prime Rate: (i) on the Loans for (A) the period from and after the date of termination or non-renewal hereof until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrower), and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender and (ii) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

               (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. All interest accruing hereunder on and after an Event of Default or termination or non-renewal hereof shall be payable on demand. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $50,000, which shall be fully earned as of the date hereof and $16,666.66 of which shall be payable on the date hereof, $16,666.66 of which shall be payable on the first anniversary of the date hereof, and $16,666.67 of which shall be payable on the second anniversary of the date hereof, provided, that, such amount shall become immediately due and payable, without notice or demand, at Lender's option, upon the occurrence of an Event of Default or upon the termination or non-renewal hereof.

         3.3 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $2,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof for the month ending November 30, 1997 and on the first day of each month thereafter commencing on December 1, 1997.

         3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-quarter (1/4%) percent per annum of the difference between (a) the average monthly principal balance of the outstanding Loans and Letter of Credit Accommodations and (b) the Maximum Credit, while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.


SECTION 4.     CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase Agreements have been consummated prior to or contemporaneously with the execution of this Agreement;

               (b) Lender shall have received, in form and substance satisfactory to Lender, a pro-forma balance sheet of Borrower reflecting the initial transactions contemplated hereunder, including, but not limited to, (i) the consummation of the acquisition of the Purchased Assets by Borrower from Seller and the other transactions contemplated by the Purchase Agreements and
(ii) the Loans and Letter of Credit Accommodations provided by Lender to Borrower on the date hereof and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated as of the date hereof, of the Vice President of Borrower stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

               (c) Lender shall have received, in form and substance satisfactory to Lender, the agreement of the Seller consenting to the collateral assignment by Borrower to Lender of all of Borrower's rights and remedies and claims for damages or other relief under the Purchase Agreements and granting Lender such other rights as Lender may require, duly authorized, executed and delivered by Seller;

               (d) Lender shall have received, in form and substance reasonably satisfactory to Lender, the intercreditor and subordination agreement between Lender and Seller, as acknowledged and agreed to by Borrower, providing for, among other things, the terms of the subordination in right of payment of all amounts at any time owing by Borrower to Seller to the indefeasible payment and satisfaction of the Obligations and the subordination of the security interests of Seller in any of the assets and properties of Borrower to the security interests of Lender in the assets and properties of Borrower, duly authorized, executed and delivered by Seller;

               (e)  Lender   shall  have   received,   in  form  and   substance
satisfactory to Lender, evidence that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

               (f) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

               (g) no material adverse change shall have occurred in the assets or business of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

               (h) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

               (i) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

               (j) Borrower shall have established the Blocked Accounts and Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrower with respect to such Blocked Accounts as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

               (k) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has (i) directed the banks at which Borrower maintains deposit accounts for the initial receipt of cash, checks and other items from Borrower's retail store locations to transfer all immediately available funds deposited in such bank only to the Blocked Accounts as required pursuant to Section 6.3 hereof or as otherwise directed by Lender and (ii) notified such banks of the security interests of Lender in such funds and the other Collateral;

               (l) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee with respect to the Collateral ;

               (m) Lender shall have received, in form and substance reasonably satisfactory to Lender, the opinion letter of counsel(s) to Borrower with respect to the Purchase Agreements, the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may request;

               (n) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

      4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing



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



Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit
Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto except to the extent that such representation and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and

               (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.     GRANT OF SECURITY INTEREST

         5.1 To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

         (a)   all Receivables;

         (b) all present and future contract rights and general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and acceptances and guarantees) in connection with or related to the Receivables and any of the other Collateral;

         (c) all right, title and interest of Borrower under the Asset Purchase Agreement by and among Debtor, Midwest Truck After Market, Inc., William J. Avery, Sr. and Sara A. Avery and related agreements, documents and instruments, including, without limitation, all rights of Borrower to receive monies due or to become due thereunder or in connection therewith, all rights of Borrower to indemnification and claims for damages or other relief pursuant to such agreement or related agreements, all rights of Borrower to perform and exercise all remedies thereunder and to require performance by the other parties thereto, and all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing;

         (d) all present and future monies, securities and the other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit, banker's acceptances and credit and other insurance related to the other Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts, instruments, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of daily store receipts, with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and
(iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         (e)   all Inventory;

         (f)   all Records; and

         (g) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (a) to apply if such prohibition is unenforceable under
Section 9-318 of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including, without limitation, any Accounts or other Receivables).


SECTION 6.     COLLECTION AND ADMINISTRATION

         6.1 Borrower's Revolving Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3   Collection of Accounts.

               (a) Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Lender, subject to Section 9.13, such other banks as Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail location of Borrower or otherwise describes the nature of the use of such deposit account by Borrower.

                     (i) Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of Borrower on each Business Day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3. All such funds deposited into the separate deposit accounts shall be sent by wire transfer on a daily basis and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts as provided in Section 6.3(a)(ii) below. Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each retail store location of Borrower are at any time deposited as provided above to send all funds deposited in such account by wire transfer on a daily basis to the Blocked Accounts. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

                     (ii) Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to Lender (the "Blocked Accounts") into which Borrower shall promptly either cause all amounts on deposit in its deposit accounts used by each retail store location to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to Borrower from credit card issuers and credit card processors and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all amounts deposited in such Blocked Accounts or other funds received and collected by Lender, whether as proceeds of inventory or other Collateral or otherwise shall be the property of Lender.

               (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

               (c) Borrower and all of its Subsidiaries, employees, agents and other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.     COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently beginning five (5) days after Lender's request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory acquired by Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2   Accounts Covenants.

               (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any material account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with its then current practices and policies (so long as such practices and policies are no more favorable to such account debtor or other person in any material respect than those in effect on the date hereof). So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

               (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $10,000 other than returns from retail customers in the ordinary course of the business of Borrower in accordance with the then current return policy of the Borrower (provided that such return policy shall be no more favorable to the retail customer in any material respect than the policy in effect as of the date hereof). At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

               (c) With respect to each Receivable: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with the then current practices and policies of Borrower (so long as such practices and policies are no more favorable to the account debtor or other person in any material respect than those in effect on the date hereof), (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise.

               (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments constituting part of the Collateral which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

               (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Receivables and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except (i) for sales of Inventory in the ordinary course of the business of Borrower, (ii) for Inventory purchased by Borrower from a third party which is in transit to a location set forth or permitted herein and is identified to Lender as Inventory in transit, (iii) to move Inventory from time to time in the ordinary course of business to third party processors or outside contractors in order for such third party or outside contractor to process or otherwise work with such Inventory; provided, that, all such Inventory is reported to Lender as Inventory at such third party locations, and (iv) to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default exists or has occurred and is continuing, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) in the event that the amount of Inventory shown on the books and records of Borrower is greater than the amount of Inventory based on the physical count of Inventory by more than five (5%) percent at any time (but at any time or times as Lender may request on or after an Event of Default exists or has occurred and is continuing), upon Lender's request, Borrower shall, at its expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service acceptable to Lender, a physical count of the Inventory in form, scope and methodology acceptable to Lender, the results of which shall be reported directly by such inventory counting service to Lender and Borrower shall promptly deliver confirmation in a form satisfactory to Lender that appropriate adjustments have been made to the inventory records of Borrower to reconcile the inventory count to Borrower's inventory records; (f) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) as between Borrower and Lender, Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except for the right of return given to retail customers in the ordinary course of the business of Borrower in accordance with the then current return policy of Borrower (so long as such policy shall be no more favorable to the retail customer in any material respect than the policy in effect on the date hereof); (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval. The foregoing shall not be construed to limit the existing customary practice of Borrower to accept returns from time to time from customers in the ordinary course of the business of Borrower.

         7.4 Equipment Covenants. With respect to the Equipment: (a) Borrower shall keep the Equipment necessary to operate the businesses of Borrower in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; and (c) as between Borrower and Lender, Borrower assumes all responsibility and liability arising from the use of the Equipment.

         7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other proceeds of Inventory or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable,
(v) settle, adjust, compromise, extend or renew a Receivable, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, provided, that, Lender shall use all reasonable efforts to only open and dispose of mail which it receives pursuant to the exercise by Lender of its rights set forth in this Section 7.5 from account debtors or other persons indebted to Borrower or any Obligor, or which might relate to the Collateral or proceeds thereof, or from suppliers, vendors or other trade creditors of Borrower or any Obligor, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds of any Collateral or other item or proceeds received in the Blocked Accounts or otherwise remitted to Lender, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds of any Collateral or other item or proceeds received in the Blocked Accounts or otherwise remitted to Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Receivables and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto, in each case to the extent not otherwise prohibited by applicable law and in accordance with the other terms of this Agreement and the other Financing Agreements,. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations under the other Financing Agreements; (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested in good faith by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.


SECTION 8.     REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of applicable law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, or any material agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Receivables are located only at the address set forth below and at 109 S. 122nd E. Avenue, Tulsa, Oklahoma 74128 and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets or business of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7   Compliance with Other Agreements and Applicable Laws.

               (a) Borrower is not in default in any material respect under, or in violation in any respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrower is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the

Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder and all Environmental Laws).

               (b) Borrower has obtained, or has taken all action necessary to obtain, all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business. Schedule 8.7 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (the "Permits") issued to or held by Borrower as of the date hereof by any Federal, State or local governmental agency and any applications pending by Borrower with such Federal, State or local governmental agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a material adverse effect on the business, performance, operations or properties of Borrower or the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of Borrower to perform its obligations under the Agreement or any of the other Financing Agreements or the rights and remedies of Lender under this Agreement or any of the other Financing Agreements. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of Borrower's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits except for any such actions, claims or proceedings disclosed in the Information Certificate or arising after the date hereof, in each case, which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, so long as such Permit remains in effect during the pendency of such action, claim or proceeding.

         8.8   Employee Benefits.

               (a) Borrower has not engaged in any transaction in connection with which Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed pursuant to the Code with respect to a Plan in excess of $100,000.

               (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any Plan. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any Plan which presents a material risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

               (c) Full payment has been made of all amounts which Borrower or any ERISA Affiliate is required under ERISA and the Code to have paid under the terms of each Plan as contributions to such Plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any Plan.

               (d) The current value of all vested accrued benefits under the Plans does not exceed the current value of the assets of such plans allocable to such vested accrued benefits by more than $350,000 as to any one Plan and $650,000 in the aggregate as to all Plans. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

               (e) Neither Borrower nor any ERISA Affiliate has any liability or potential liability with respect to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA (other than any liability arising in the ordinary course of the business of Borrower or any ERISA Affiliate for contributions to such plan in accordance with the collective bargaining agreement of Borrower), except as set forth in Schedule 8.8 hereto.

         8.9   Environmental Compliance.

               (a) Except as set forth on Schedule 8.9 hereto, (i) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which violates any applicable Environmental
Law or any license, permit, certificate, approval or similar authorization thereunder and (ii) the operations of Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

               (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other third party nor is any pending or to the best of Borrower's knowledge threatened, with respect to any material non-compliance with or material violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (c) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

         8.11  Acquisition of Purchased Assets.

               (a) The Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender) of all conditions precedent set forth therein and giving effect to the terms of the Purchase Agreements and the assignments to be executed and delivered by Seller (or any of its Affiliates or Subsidiaries) thereunder, Borrower acquired and has good and marketable title to the Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder.

               (b)  All  actions  and  proceedings   required  by  the  Purchase
Agreements, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino AntiTrust Improvements Act of 1976, as amended, but not including for this purpose applicable bulk sales statutes) have been taken and the transactions required thereunder have been duly and validly taken and consummated (except for those transactions required by the Purchase Agreements to be taken after the closing of the acquisition).

               (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements.

               (d) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Purchase Agreements.

         8.12  Capitalization.

               (a) All of the issued and outstanding shares of capital stock of Borrower are directly and beneficially owned and held by Leer Acquisition Company, Inc. and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

               (b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         8.13 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which could reasonably be expected to have a material adverse affect on the business or assets of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         8.14 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3   Compliance with Laws, Regulations, Etc.

               (a) Borrower shall at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and duly observe all material requirements, of any foreign, Federal, State or local governmental authority, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Code, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all Environmental Laws.

               (b) Borrower shall establish and maintain, at its expense, reasonable procedures to assure and monitor its continued compliance with all Environmental Laws in all of its operations. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations disclosing material environmental conditions obtained by Borrower shall be promptly furnished, or caused to be furnished, by Borrower to Lender.

               (c) Borrower shall give both oral and written notice to Lender promptly upon the receipt by Borrower, of any written notice of, or its otherwise obtaining reliable knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material which results in any material non-compliance with or material violation of applicable Environmental Laws or which has a reasonable likelihood of resulting in any material liability to any third party, or (ii) any third party investigation, proceeding, complaint, order, directive, claims, citation or notice of violation involving actual or potential material liability with respect to: (A) any material non-compliance with or material violation of any Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which it transported, stored or disposed of any Hazardous Materials.

               (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is any occurrence, event or condition which has a reasonable likelihood of resulting in any material non-compliance with any Environmental Law, or any occurrence, event or condition which requires any action by or on behalf of Borrower, in order to avoid the reasonable likelihood of any material non-compliance with any Environmental Law, Borrower shall, at Lender's request and the expense of Borrower: (i) to prepare and deliver to Lender a report as to such occurrence, event or condition setting forth the results of its review, a proposed plan for responding to such occurrence, event or condition and an estimate of the costs thereof and (ii) provide to Lender a supplemental report whenever the scope of such occurrence, event or condition, or the response of Borrower thereto or the estimated costs thereof shall change in any material respect. At any time after the receipt by Lender of such report or reports (so long as it is prepared and delivered to Lender in a timely manner, otherwise at any time), upon Lender's reasonable request, at the expense of Borrower, Borrower shall cause an independent environmental engineer to prepare and deliver a report, in form and scope acceptable to Lender, as to such occurrence, event or condition reviewing the proposed plan for responding thereto and the estimated costs thereof.
Borrower shall have the right to review, comment on and approve all such reports, which review, comment and approval shall not be unreasonably withheld, conditioned or delayed, provided, that, such review, comment and approval shall not in any manner delay the receipt by Lender of such reports.

               (e) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, representatives, successors and assigns from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material in connection with the business, operations, assets or properties of Borrower, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies with respect to the Collateral shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies with respect to the Collateral and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6   Financial Statements and Other Information.

               (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month (other than December of any year) and within forty-five (45) days after the end of December of each year, monthly unaudited consolidated financial statements, and, if Borrower has any Subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of cash flow) all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, unaudited consolidating financial statements of JBPCO and its Subsidiaries, so long as Borrower shall be one of such Subsidiaries, and if not, then audited financial statements of Borrower (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of JBPCO and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

               (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all public reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as such sales do not involve Equipment having an aggregate fair market value in excess of $50,000 for all such Equipment disposed of in any fiscal year of Borrower, (iii) after written notice to Lender, the disposition through the abandonment, cancellation or other failure to maintain any trademark or other intellectual property (A) which is no longer used or useful in the business of Borrower has not been used in the business of Borrower for a period of not less than six (6) months, is not otherwise material to the business of Borrower in any respect and has little or no value or (B) which pursuant to applicable law may not be renewed or extended and (iv) sales or other dispositions by Borrower of assets in connection with the closing or sale of a retail store location of Borrower which consist of leasehold interests in the premises of such store, the Equipment located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, (A) the aggregate amount of all of the assets so sold by Borrower in all such transactions shall not exceed $50,000,
(B) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred, and (C) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, (c) form or acquire any Subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

         9.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, assessments and governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;
(c) non-consensual statutory liens (other than liens securing the payment of taxes, assessments and governmental charges or levies) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, rights-of-way, servitudes, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate arising after the date hereof not to exceed $500,000 in the aggregate so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) the liens and security interests of Seller to secure the indebtedness of Borrower to Seller permitted under Section 9.9(d), which liens and security interests are, in all respects, subject and subordinate in priority to the liens and security interests of Lender pursuant to the intercreditor and subordination agreement between Lender and Seller; (g) liens on, or rights of setoff against deposits of cash with the owner or lessor of premises leased and operated by Borrower in the ordinary course of the business of Borrower to secure the performance by Borrower of its obligations under the terms of the lease for such premises; (h) liens incurred (other than on Collateral) or deposits made by Borrower in the ordinary course of the business of Borrower in connection with worker's compensation, unemployment insurance or other types of social security benefits consistent with the current practices of Borrower as of the date hereof, or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of indebtedness), surety, appeal, customs and performance bonds consistent with the current practices of Borrower as of the date hereof; provided, that, such liens or deposits shall not interfere in any material respect with the use of any property or the ordinary conduct of the business of Borrower or impair the value of the assets and properties of Borrower in any material respect; (i) encumbrances constituting the filing of notice financing statements of a lessor's rights in and to personal property leased to Borrower in the ordinary course of the business of Borrower; (j) non-consensual statutory or common law liens on, or rights of setoff against, cash of Borrower on deposit with any depositary bank listed on
Schedule 6.3 hereto, or any other banks with whom Borrower maintains deposit accounts to the extent permitted under Section 6.3 hereof, in favor of the banks in possession of such cash (other than the banks at which the Blocked Accounts are maintained as to cash in the Blocked Accounts); provided, that, (i) such liens shall not secure any indebtedness and (ii) there shall not be any restrictions on the ability or right of Borrower to withdraw or use any such cash; and (k) the security interests and liens set forth on Schedule 8.4 hereto.

         9.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

               (a) the Obligations;

               (b) trade obligations, operating leases and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books;

               (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

               (d) indebtedness of Borrower to Seller (or to William J. Avery, Sr., as assignee of Seller after the date hereof) evidenced by or arising under the Secured Subordinated Promissory Note, dated on or about the date hereof, issued by Borrower payable to Seller, which indebtedness is subject and subordinate in right of payment to the right of Lender to receive the prior payment in full of all of the Obligations; provided, that, (i) the principal amount of such Indebtedness shall not exceed $500,000 (or such other amount as may be determined pursuant to the terms of the Purchase Agreements as a result of the post-closing adjustment to the purchase price in accordance with the terms thereof as in effect on the date hereof), less the aggregate amount of all payments, optional or mandatory, of principal in respect thereof, plus interest thereon at the rate provided for in such Note, as in effect on the date hereof,
(ii) Borrower shall not, directly, or indirectly, make any payments in respect of such Indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except that Borrower may make regularly scheduled payments of principal and interest, on an unaccelerated basis, in respect of such indebtedness in accordance with the terms of such Note as in effect on the date hereof, provided, that, each of the following conditions is satisfied: (A) as of the date of each such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and (B) as of the date of each such payment and after giving effect thereto, Excess Availability shall not be less than $100,000, (iii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto in any material respect, or (B) redeem or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrower shall furnish to Lender all notices, demands or other materials in connection with such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof or sent by Borrower or in its behalf, concurrently with the sending thereof, as the case may be;

               (e) unsecured indebtedness of Borrower to Seller arising pursuant to the Non- Competition Agreement, dated on or about the date hereof, between Borrower and Seller, which indebtedness is subject to and subordinate in right of payment to the right of Lender to receive the prior payment in full of all of the Obligations; provided, that: (i) the principal amount of such indebtedness shall not in the aggregate exceed $500,000, less the aggregate amount of all payments, optional or mandatory, in respect thereof, (ii) Borrower shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except that Borrower may make the regularly scheduled quarterly installments of $25,000 each year, on an unaccelerated basis, in respect of such indebtedness in accordance with the terms of such Non-Competition Agreement as in effect on the date hereof, and (iii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto in any material respect, or (B) redeem or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrower shall furnish to Lender all notices, demands or other materials in connection with such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof or sent by Borrower or in its behalf, concurrently with the sending thereof, as the case may be;

               (f) unsecured indebtedness of Borrower to Leer arising after the date hereof pursuant to loans by Leer to Borrower in cash or other immediately available funds, provided, that, (i) such indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior payment in full of all of the Obligations on terms and conditions acceptable to Lender, (ii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such indebtedness of Borrower to the payment of the Obligations, duly authorized, executed and delivered by Leer and Borrower, (iii) Borrower shall not, directly or indirectly, make or be required to make any payments in respect of such indebtedness, except to the extent permitted under
Section 9.11(c) below, (iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by

Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

               (g) the indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing investments to the extent constituting Collateral, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) loans by Borrower to Leer permitted under
Section 9.11(b) below;  and (d) the loans,  advances and guarantees set forth on
Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees,
(i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11  Restricted Payments.

               (a) Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

               (b) Borrower may pay dividends on account of any shares of common stock of Borrower now outstanding, or make any loans or advance money or property to Leer, provided, that, in each case as to any of the foregoing, each of the following conditions is satisfied as determined by Lender: (i) as of the date of the payment of such dividend or making such loan, and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) any dividends or other distributions shall be out of funds legally available therefor, (iii) immediately after giving effect to the payment of such dividend or making of such loan, as the case may be, the aggregate amount of all such dividends and loans in any fiscal year of Borrower shall not exceed the amount equal to fifty (50%) percent of the positive Consolidated Net Income of Borrower in the immediately preceding fiscal year calculated based on the annual audited financial statements of JBPCO, Inc. for such fiscal year delivered to Lender in accordance with Section 9.6(a)(ii) hereof, (iv) as of the date of the payment of such dividend or making such loan, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than the amount equal to two (2) times the amount of the trade payables and other current liabilities of Borrower as of the last day of the preceding month for which Lender has received monthly financial statements pursuant to Section 9.6(a)(i) above, as set forth in such monthly financial statements and as of the date of such dividend or loan, and after giving effect thereto, the Excess Availability shall not be less than such amount and (v) no Loans shall have been outstanding on each of the sixty (60) days immediately prior to the payment of such dividend or making of such loan.

         (c) Borrower may repay the indebtedness of Borrower to Leer arising after the date hereof permitted under Section 9.9(f) above, provided, that, as to any such payment each of the following conditions is satisfied: (i) as of the date of such repayment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing and (ii) as of the date of such repayment, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall not be less than the amount equal to two (2) times the amount of the trade payables and other current liabilities of Borrower as of the last day of the preceding month for which Lender has received monthly financial statements pursuant to Section 9.6(a)(i) above, as set forth in such monthly financial statements and as of the date of such repayment, and after giving effect thereto, the Excess Availability shall not be less than such amount.

         9.12 Transactions with Affiliates. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with a person who is not an Affiliate or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business, (ii) payments for management fees and reimbursements for costs, charges or expenses by Borrower to Southwestern Holdings, Inc. in accordance with the terms of the Management Services Agreement (as in effect on the date hereof or as amended after date hereof to increase the amount payable by Borrower thereunder by up to $100,000 each year), (iii) payments by Borrower to JBPCO pursuant to the tax sharing arrangements between Borrower (as in effect on the date hereof); provided, that, (A) Borrower is included in the consolidated federal income tax return filed by JBPCO as to which Borrower is making such payments, (B) the payments in any year shall not exceed the federal income tax liability that Borrower would have been liable for if Borrower had filed its tax returns on a stand-alone basis, (C) such payments shall be made by Borrower no earlier than five (5) days prior to the date on which JBPCO would be required to make its payments to the Internal Revenue Service, and (D) in the event that Borrower also joins with JBPCO in filing any combined or consolidated (or similar) state or local income tax returns, then the making of payments to JBPCO shall be allowed in a manner as similar as possible to that provided herein with respect to federal income taxes and (iv) payments by Borrower to Leer in respect of indebtedness owing by Borrower to Leer to the extent permitted under Section 9.11(c) hereof.

         9.13 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14  Compliance  with ERISA.  Borrower  shall not with  respect to any
Plan: (a) terminate any such Plan so as to incur any liability to the Pension Benefit Guaranty Corporation under Section 4041(c) of ERISA; (b) allow or suffer to exist any non-exempt prohibited transaction involving any of such Plan or any trust created thereunder which would subject Borrower or any ERISA Affiliate to a tax or penalty or other material liability on prohibited transactions imposed under Section 4975 of the Code or under ERISA; (c) fail to pay to any such Plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such Plan; (d) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; (e) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty



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



Corporation of any such Plan under Section 4042 of ERISA or (f) incur any withdrawal liability with respect to any multiemployer pension plan in excess of $500,000.

         9.15 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.16 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender with respect to the Collateral.





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



SECTION 10.          EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) Borrower or any Obligor fails to pay when due any of the Obligations or (ii) Borrower or any Obligor fails to perform any of covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.6 and 9.14 hereof, and such failure shall continue for ten (10) days, provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant or agreement which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within the immediately preceding six (6) months or (B) an intentional breach by Borrower or any Obligor of any such covenant or agreement or (iii) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements to which it is a party other than those described in Sections 10.1(a)(i) or 10.1(a)(ii);

               (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

               (d) any judgment for the payment of money is rendered against Borrower or any Obligor (other than a judgment for which Borrower or such Obligor is fully insured and for which the insurer has acknowledged its liability therefor in writing) in excess of $50,000 in any one case or in excess of $100,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

               (e) Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

               (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with any deferral or moratorium with respect to payments on, or compromise of, or settlement or reduction in indebtedness owing to such creditors;



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



               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

               (i) any default by Borrower or any Obligor  under any  agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender (including, without limitation, the Secured
Subordinated Promissory Note issued by Borrower payable to Seller, the Non-Competition Agreement between Borrower and Seller and the Asset Purchase Agreement between Borrower and Seller), or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $80,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

               (j)   any Change of Control;

               (k) the indictment or threatened indictment of Borrower or any Obligor (as Lender may reasonably and in good faith determine) under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceeding the penalties or remedies sought or available include forfeiture of any material portion of the property of Borrower or such Obligor;

               (l) after the date hereof any act, condition or event shall exist or have occurred which has a material adverse affect upon the assets of Borrower or any Obligor, or the Collateral or the value thereof, or the ability of Lender to realize thereon, or the rights and remedies of Lender under this Agreement or the other Financing Agreements or the ability of Borrower or any Obligor to repay the Obligations or of Borrower or any Obligor to perform its obligations under this Agreement or any of the other Financing Agreements; or

               (m) there shall have occurred and be continuing an event of default under any of the other Financing Agreements.

         10.2  Remedies.

               (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

               (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

               (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default and for so long as the same is continuing, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) suspend the effectiveness of any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.


SECTION 11.          JURY TRIAL WAIVER; OTHER WAIVERS
                     AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

               (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

               (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

               (d) BORROWER AND LENDER EACH HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.

No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and reasonable expenses of counsel except for any loss, claim, damage, liability, costs or expense resulting from the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.          TERM OF AGREEMENT; MISCELLANEOUS

         12.1 Term.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to the date four (4) years from the date hereof by giving Borrower notice at least sixty (60) days prior to the third (3rd) anniversary of this Agreement. Lender or Borrower (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Upon the receipt by Lender of payment in full in cash or other immediately available funds of all of the outstanding and unpaid Obligations and cash collateral as provided for in Section 12.1(a), upon Borrower's request and at Borrower's expense, except as otherwise required by applicable law, Lender shall execute and deliver to Borrower UCC-3 termination statements and such other release documents with respect to the Collateral as may be reasonably requested by Borrower, in form and substance satisfactory to Lender, to effectuate the termination of the security interests granted by Borrower or any Obligor to Lender herein and in the other Financing Agreements.

               (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement at the request of Borrower or by Lender as the result of an Event of Default, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount equal to: (i) three (3%) percent of the Maximum Credit if such termination occurs on or prior to the first anniversary of the date hereof;



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



(ii) two (2%) percent of the Maximum Credit if such termination occurs after the first anniversary of the date hereof, but prior to or on the second anniversary of the date hereof; and (iii) one (1%) percent of the Maximum Credit if such termination occurs after the second anniversary date, but prior to the third anniversary of the date hereof, or if Lender exercises its option to extend the Renewal Date pursuant to Section 12.1 of this Agreement, prior to the fourth anniversary of the date hereof; provided, that, in the event of the termination by Borrower of the financing arrangements provided for herein upon the amendment of the existing financing arrangements of JBPCO with Lender pursuant to the Loan and Security Agreement, dated June 28, 1996, by and among Lender, JBPCO and certain of its Subsidiaries to add Borrower as a guarantor thereunder, together with such other agreements, documents and instruments in connection therewith as Lender may require (including, without limitation, agreements relating to intercompany lending arrangements between Borrower and JBPCO, and the assignment thereof to Lender), Borrower shall not be required to pay the early termination fee provided for above. Nothing contained herein or otherwise shall be construed to require Lender to agree to any such amendment to the existing financing arrangements of Lender with JBPCO and certain of its Subsidiaries. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this
Section 12.1 shall be deemed included in the Obligations.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below (with a copy to J.B. Poindexter & Co., Inc., 1100 Louisiana Street, Houston, Texas 77002, Attention: Mr. Stephen Magee), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be



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



enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may, after notice to Borrower, assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

          12.5  Confidentiality.

               (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

               (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower, (iii) require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.


         12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.


LENDER                                                 BORROWER

CONGRESS FINANCIAL CORPORATION                         RADCO INDUSTRIES, INC.

By:                                                    By:

Title:                                                 Title:

Address:                                               Chief Executive Office:

1133 Avenue of the Americas                            122 Highway 25, N.E.
New York, New York 10036                               Brainerd, Minnesota 56401
===============================                        =========================

                                   [10/30/97]

                    INTERCREDITOR AND SUBORDINATION AGREEMENT


         THIS INTERCREDITOR AND SUBORDINATION AGREEMENT ("Intercreditor Agreement") dated as of October 31, 1997, is by and between CONGRESS FINANCIAL CORPORATION, a California corporation ("Senior Creditor" as hereinafter further defined) and MIDWEST TRUCK AFTER MARKET, INC., an Oklahoma corporation ("Junior Creditor" as hereinafter further defined). Senior Creditor and Junior Creditor are sometimes individually referred to herein as a "Creditor" and collectively as "Creditors."


                              W I T N E S S E T H:


         WHEREAS, Junior Creditor has sold to Radco Industries, Inc., a Minnesota corporation ("Debtor" as hereinafter further defined) substantially all of its business, assets and properties and in connection with such acquisition, Debtor has incurred certain indebtedness in favor of Junior Creditor, which indebtedness is secured by certain assets and properties of Debtor; and

         WHEREAS, Senior Creditor has entered or is about to enter into financing arrangements with Debtor, pursuant to which Senior Creditor may, upon certain terms and conditions, make loans and provide other financial accommodations to Debtor secured by certain assets and properties of Debtor; and

         WHEREAS, Creditors desire to enter into this Intercreditor Agreement to
(i) confirm the relative priority of the security interests of each Creditor in the assets and properties of Debtor, (ii) provide for the orderly sharing among Creditors, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and (iii) agree upon the terms of the subordination of the obligations of Debtor to Junior Creditor and related matters;

         NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:


1.       DEFINITIONS

         As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

         1.1  "Agreements"  shall  mean,   collectively,   the  Senior  Creditor
Agreements and the Junior Creditor Agreements.

         1.2 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by Debtor in or upon which either or both of Creditors at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property.

         1.3 "Creditors" shall mean, collectively, Senior Creditor and Junior Creditor and their respective successors and assigns.

         1.4 "Debtor" shall mean Radco Industries, Inc., a Minnesota corporation and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

         1.5 "Junior Creditor" shall mean Midwest Truck After Market, Inc., an Oklahoma corporation and its successors and assigns.

         1.6 "Junior Creditor Agreements" shall mean, collectively, the Secured Subordinated Promissory Note, dated of even date herewith, issued by Debtor payable to Junior Creditor in the original principal amount of $500,000, the Security Agreement, dated of even date herewith, by Debtor in favor of Junior Creditor, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.7  "Junior  Debt"  shall  mean  all   obligations,   liabilities  and
indebtedness of every kind, nature and description owing by Debtor to Junior Creditor, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Junior Creditor Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior Creditor Agreements or after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, provided, that, the term "Junior Debt" shall not include indebtedness of Debtor to William J. Avery, Sr. pursuant to the Non-Competition Agreement, dated of even date herewith, by and between Debtor and William J. Avery, Sr.

         1.8 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

         1.9 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.10 "Senior Creditor" shall mean Congress Financial Corporation, a California corporation, and its successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt or is otherwise party to the Senior Creditor Agreements).

         1.11 "Senior Creditor Agreements" shall mean, collectively, the Loan and Security Agreement, dated of even date herewith, by and between Senior Creditor and Debtor and all agreements, documents and instruments at any time executed and/or delivered by Debtor or any other person to, with or in favor of Senior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt).

         1.12 "Senior Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Senior Creditor and/or its affiliates or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under Senior Creditor Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements or after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

         1.13 All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

         2.  SECURITY INTERESTS; PRIORITIES; REMEDIES

         2.1 Each Creditor hereby acknowledges that the other Creditor has been granted a Lien upon the Collateral.

         2.2 Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens upon the Collateral of Senior Creditor have and shall have priority over the Liens upon the Collateral of Junior Creditor and such Liens of Junior Creditor are and shall be, in all respects, subject and subordinate to the Liens of Senior Creditor therein to the full extent of the Senior Debt.

         2.3 The lien priorities provided in Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Debt or the Junior Debt, nor by any action or inaction which any Creditor may take or fail to take in respect of the Collateral.

         2.4 Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Creditors and shall not impose on Senior Creditor any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. Each Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of the other Creditor and that as between Senior Creditor and Junior Creditor, the terms of this Intercreditor Agreement shall govern even if part or all of the Senior Debt or the Liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

         2.5 Senior Creditor shall have the exclusive right to manage, perform and enforce the terms of the Senior Creditor Agreements with respect to the Collateral on which it has a Lien, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.

         2.6 Notwithstanding anything to the contrary contained in any of the Agreements, only Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral in which it has a Lien. Junior Creditor shall (a) immediately upon the request of Senior Creditor, release or otherwise terminate its Liens on the Collateral to the extent such Collateral is sold or otherwise disposed of either by Senior Creditor, its agents, or Debtor with the consent of Senior Creditor and Junior Creditor shall immediately deliver such release documents as Senior Creditor may require in connection therewith, provided, that such release by Junior Creditor shall not extend to or otherwise affect any of the rights, if any, of Junior Creditor to the proceeds from any such sale or other disposition of Collateral and

(b) be deemed to have consented under the Junior Creditor Agreements to such sale or other disposition.

         2.7 Notwithstanding any rights or remedies available to a Creditor under any of the Agreements, applicable law or otherwise, Junior Creditor shall not, directly or indirectly, (a) seek to collect from Debtor (including, without limitation, from or by way of any Collateral) any of the Junior Debt or exercise any of its rights or remedies upon a default or event of default by Debtor under the Junior Creditor Agreements or otherwise, or (b) seek to foreclose or realize upon (judicially or non-judicially) its Lien on any Collateral or assert any claims or interests therein (including, without limitation, by setoff or notification of account debtors), or (c) commence any action or proceeding against Debtor or its properties under the U.S. Bankruptcy Code or any state insolvency law or similar present or future statute, law or regulation or any proceedings for voluntary liquidation, dissolution or other winding up of Debtor's business, or the appointment of any trustee, receiver or liquidator for Debtor or any part of its properties or any assignment for the benefit of creditors or any marshalling of assets of Debtor, or (d) take any other action against Debtor and the Collateral. The foregoing shall not in any way limit or impair the right of Junior Creditor from bidding for and purchasing Collateral at any private or judicial foreclosure upon such Collateral initiated by Senior Creditor.

         3.  SUBORDINATION OF JUNIOR DEBT

         3.1 Subordination. Except as specifically set forth in Section 3.2 below, Junior Creditor hereby subordinates its right to payment and satisfaction of the Junior Debt and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the indefeasible payment and satisfaction in full of all Senior Debt.

          3.2 Permitted Payments. Senior Creditor hereby agrees that, notwithstanding anything to the contrary contained in Section 3.1, unless and until the occurrence of an Event of Default (as such term is defined in the Senior Creditor Agreements), Debtor may make and Junior Creditor may receive and retain from Debtor regularly scheduled payments of principal and interest, on an unaccelerated basis, in respect of the Junior Debt in accordance with the terms of the Junior Creditor Agreements as in effect on the date hereof (but not any prepayments, non-mandatory payments or any payments pursuant to acceleration or claims of breach or to acquire any Junior Debt or otherwise); provided, that, as of the date of each such payment and after giving effect thereto, Excess Availability (as such term is defined in the Senior Creditor Agreements) shall be not less than $100,000.

         3.3  Distributions.

                  (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Debtor or the proceeds thereof to the creditors of Debtor or readjustment of the obligations and indebtedness of Debtor, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of Debtor or any other action or proceeding involving the readjustment of all or any part of the indebtedness or other obligations of Debtor or the application of the assets of Debtor to the payment or liquidation thereof, or upon the dissolution or other winding up of Debtor's business, or upon the sale of all or substantially all of Debtor's assets, then, and in any such event, (i) Senior Creditor shall first receive indefeasible payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and (ii) Senior Creditor shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which be payable or deliverable in respect of any or all of the Junior Debt.

                  (b) In order to enable Senior Creditor to enforce its rights under Section 3.3(a) above, Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Junior Creditor or otherwise), but shall have no obligation to, enforce claims comprising any of the Junior Debt by proof of debt, proof of claim, suit or otherwise and take generally any action which Junior Creditor might otherwise be entitled to take, as Senior Creditor may deem necessary or advisable for the enforcement of its rights or interests hereunder.

                  (c) To the extent necessary for Senior Creditor to realize the benefits of the subordination of the Junior Debt provided for herein (including the right to receive any payment and distributions which might otherwise be payable or deliverable in respect of the Junior Debt in any proceeding described in Section 3.3(a) or otherwise), Junior Creditor shall execute and deliver to Senior Creditor such instruments or documents (together with such assignments or endorsements as Senior Creditor shall deem necessary), as may be requested by Senior Creditor.

         3.4 Payments Received by Junior Creditor. Except for payments received by Junior Creditor as provided in Section 3.2 above, should any payment or distribution or security or instrument or proceeds thereof be received by Junior Creditor in respect of the Junior Debt, Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor, segregated from other funds and property of Junior Creditor and shall forthwith deliver the same to Senior Creditor (together with any endorsement or assignment of Junior Creditor where necessary), for application to any of the Senior Debt. In the event of the failure of the Junior Creditor to make any such endorsement or assignment to Senior Creditor, Senior Creditor, or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same.

         3.5 Instrument Legend and Notation. Any instrument at any time evidencing the Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt and subject to the terms and conditions of this Intercreditor Agreement, and (a) after being so marked certified copies thereof shall be delivered to Senior Creditor and (b) the original of any such instrument shall be immediately delivered to Senior Creditor upon Senior Creditor's request, at any time on or after the occurrence of an Event of Default as such term is defined in the Senior Creditor Agreements. In the event any legend or endorsement is omitted, Senior

Creditor or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination thereof contained in this Agreement.

         4.   COVENANTS, REPRESENTATIONS AND WARRANTIES

         4.1 Additional Covenants of Junior Creditor and Debtor. Junior Creditor and Debtor agree in favor of Senior Creditor that:

                  (a) except as specifically set forth in Section 3.2 above, Debtor shall not, directly or indirectly, make and Junior Creditor shall not, directly or indirectly, accept or receive any payment of principal or interest or any prepayment or non-mandatory payment or any payment pursuant to acceleration or claims of breach or any payment to acquire Junior Debt or otherwise in respect of any Junior Debt;

                  (b) Junior Creditor and Debtor shall not amend, modify, alter or change in any material respect the terms of any of the Junior Creditor Agreements or any other arrangements related to the Junior Debt;

                  (c) Junior Creditor and Debtor shall, at any time or times upon the request of Senior Creditor, promptly furnish to Senior Creditor a true, correct and complete statement of the outstanding Junior Debt;

                  (d) Junior Creditor and Debtor shall execute and deliver to Senior Creditor such additional agreements, documents and instruments and take such further actions as may be reasonably necessary or desirable in the opinion of Senior Creditor to effectuate the provisions and purposes of this Intercreditor Agreement.

         4.2 Additional Covenant of Junior Creditor. Junior Creditor agrees in favor of Senior Creditor that Junior Creditor shall not sell, assign, pledge, encumber or otherwise dispose of any of the Junior Debt, except, that, Junior Creditor may assign all of the Junior Debt to William J. Avery, Sr. so long as on or prior to such assignment, Senior Creditor shall have received from such assignee a written acknowledgment of receipt of a copy of this Intercreditor Agreement together with the written agreement of William J. Avery, Sr., in form and substance satisfactory to Senior Creditor, to be bound by the terms and conditions of this Intercreditor Agreement.

         4.3 Additional Representations and Warranties of Junior Creditor and Debtor. Junior Creditor and Debtor represent and warrant to Senior Creditor that:

          (a) as of the date hereof, the total principal amount of the Junior Debt is $500,000; and

          (b) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under the Junior Creditor Agreements.

         4.4 Additional Representations and Warranties of Junior Creditor. Junior Creditor agrees in favor of Senior Creditor that:

          (a) Junior Creditor is the exclusive legal and beneficial owner of all of the Junior Debt;

          (b) none of the Junior Debt is subject to any lien, security interest, financing statements or assignment;

          (c) this Intercreditor Agreement constitutes the legal, valid and binding obligations of Junior Creditor, enforceable in accordance with its terms.

         4.5 Additional Representation of Senior Creditor. Senior Creditor represents to Junior Creditor that, as of the date hereof, the maximum amount of loans available to Debtor under the Senior Creditor Agreements is $5,000,000.

         4.6 Waivers. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, Debtor by Senior Creditor, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Junior Creditor and Debtor are or may be entitled are hereby waived (except as expressly provided for herein or as to Debtor, in the Senior Creditor Agreements). Junior Creditor also waives notice of, and hereby consents to, (a) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Senior Debt or to the Senior Creditor Agreements or any Collateral, (b) the taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Senior Creditor for the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, (c) the exercise of, or refraining from the exercise of any rights against Debtor or any other obligor or any Collateral, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or (e) Senior Creditor's election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of Junior Creditor hereunder. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Intercreditor Agreement.

         4.7 Subrogation; Marshalling. Junior Creditor shall not be subrogated to, or be entitled to any assignment of any Senior Debt or Junior Debt or of any Collateral or guarantees or evidence of any thereof until all of the Senior Debt is indefeasibly paid and satisfied in full. Junior Creditor hereby waives any and all rights to have any Collateral or any part thereof granted to Senior Creditor marshalled upon any foreclosure or other disposition of such collateral by Senior Creditor or Debtor.

         4.8 No Offset. In the event Junior Creditor at any time incurs any obligation to pay money to Debtor, Junior Creditor hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by the Junior Creditor to Debtor in connection with any such transaction any amounts such of Junior Creditor claims are due to it with respect to the Junior Debt.

         5.   MISCELLANEOUS

         5.1 Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by each of the parties to be bound thereby.

         5.2  Successors and Assigns.

                  (a) This Intercreditor Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each of Creditors and its respective successors, participants and assigns.

                  (b) Senior Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Debt and the Collateral securing same; provided, that, Junior Creditor shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Debt and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through Senior Creditor. In connection with any participation or other transfer or assignment, Senior Creditor (i) may disclose to such assignee, participant or other transferee or assignee all documents and information which Senior Creditor now or hereafter may have relating to the Senior Debt or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

                  (c) In connection with any assignment or transfer of any or all of the Senior Debt, or any or all rights of Senior Creditor in the property of Debtor (other than pursuant to a participation), Junior Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who refinances or succeeds to or replaces any or all of Senior Creditor's financing of Debtor, whether such successor financing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

         5.3 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Debtor shall be deemed to apply to a trustee for Debtor and Debtor as debtor-in-possession. The relative rights of Senior Creditor and Junior Creditor to repayment of the Senior Debt and the Junior Debt, respectively, and in or to any distributions from or in respect of Debtor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Debtor as debtor-in-possession.

         5.4 Bankruptcy Financing. If Debtor shall become subject to a proceeding under the U.S. Bankruptcy Code and if Senior Creditor desires to permit the use of cash collateral or to provide financing to Debtor under either
Section 363 or Section 364 of the U.S. Bankruptcy Code, Junior Creditor agrees as follows: (a) adequate notice to Junior Creditor shall have been provided for such financing or use of cash collateral if Junior Creditor receives notice two
(2) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Junior Creditor to any such financing or use of cash collateral on the ground of a failure to provide "adequate protection" for Junior Creditor's junior Liens on the Collateral or any other grounds, provided Junior Creditor retains a Lien on the post-petition Collateral with the same priority as existed prior to the commencement of the proceeding under the U.S. Bankruptcy Code. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 5.5 hereof, to Junior Creditor.

         5.5 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

         To Senior Creditor:                Congress Financial Corporation
                                            1133 Avenue of the Americas
                                            New York, New York  10036
                                            Attention:  Mr. Andrew J. Robin

         To Junior Creditor:                Midwest Truck After Market, Inc.
                                            P.O. Box 1405
                                            Flagler Beach, Florida  32156
                                            Attention: Mr. William J. Avery, Sr.

Either Creditor may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 5.5, but such change shall not be effective until notice of such change has been received by the other Creditors.

         5.6 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

         5.7 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

         5.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Intercreditor Agreement.

         5.9  Complete  Agreement.   This  written  Intercreditor  Agreement  is
intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

         5.10 No Third  Parties  Benefitted.  Except as  expressly  provided  in
Section 5.2, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

         5.11 Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtor and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Junior Debt or Senior Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) Debtor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

         5.12 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all Senior Debt and the termination of the financing arrangements between Senior Creditor and Debtor.

         IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Intercreditor
Agreement to be duly executed as of the day and year first above written.

                                       CONGRESS FINANCIAL CORPORATION

                                       By:

                                       Title:

                                       MIDWEST TRUCK AFTER MARKET, INC.

                                       By:

                                       Title:


         The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

         The undersigned agrees that any Creditor holding Collateral which is also subject to a Lien in favor of the other Creditor does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Creditor upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Creditor have been fully paid and performed.

         The undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement, (ii) in the event of a breach by the undersigned or Junior Creditor of any of the terms and provisions contained in the foregoing Intercreditor Agreement, such a breach shall constitute an "Event of Default" as defined in and under the Senior Creditor Agreements and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

                                       RADCO INDUSTRIES, INC.

                                       By:

                                       Title: